EXHIBIT 99.1

To 8-K dated July 18, 2005

NEWS RELEASE

Dennis S. Hudson, III

President and Chief Executive Officer

Seacoast Banking Corporation of Florida

(772) 288-6086

William R. Hahl

Executive Vice President/

Chief Financial Officer

 (772) 221-2825

SEACOAST REPORTS RECORD EARNINGS

OF $5.5 MILLION OR $0.33 PER SHARE

FOR THE SECOND QUARTER

STUART, FL., July 18, 2005 – Seacoast Banking Corporation of Florida (NASDAQ-NMS:  SBCF), a bank holding company whose principal subsidiary is First National Bank and Trust Company of the Treasure Coast, today reported net income totaling $5,475,000 for the second quarter of 2005, or $0.33 diluted earnings per share (DEPS), compared to $3,090,000 or $0.20 DEPS for the second quarter a year ago, a 65.0 percent increase in DEPS.  Net income for the first half of 2005 totaled $9,361,000 or $0.58 DEPS, up 31.3 percent compared to $7,127,000 or $0.45 DEPS for 2004.   Cash operating earnings totaled $5,457,000 or $0.33 DEPS for the second quarter of 2005, up $1,571,000 or 40.4 percent over the same period last year and up $1,228,000 or 29.0 percent over the first quarter of 2005.  (The Company believes that cash operating earnings excluding the impacts of noncash interest rate swap fair value changes and noncash amortization expense is a better measurement of the Company’s trend in earnings growth.  Net cash payments and receipts from the interest rate swap have been immaterial for the periods presented.)  A total of $249,000 or $0.01 DEPS in interest rate swap profits (noncash) were recorded in second quarter earnings versus $1,224,000 or $0.05 DEPS of interest rate swap losses (non cash) in the prior year’s second quarter.

During the quarter, the Company terminated the interest rate swap that did not qualify for hedge accounting under FAS 133.  As a result, future quarterly earnings should not be impacted by profits or losses on interest rate swaps.

“We are pleased to announce an extremely successful second quarter and the continued positive growth dynamics established in 2004,” commented Dennis S. Hudson, III, Chief Executive Officer of Seacoast.  “Our record operating results were achieved through a continuation of net interest income growth, favorable noninterest income sources, and improved credit quality.”  Mr. Hudson further noted that “the merger with Century National Bank on April 30, 2005 has produced favorable earnings accretion so far.  The integration is going smoothly and balance sheet growth is ahead of goal despite the intense competition in the Orlando market that includes regional banks, as well as ‘de novo’ start ups.”

            Net interest income increased to $17,867,000 or 17.0 percent from first quarter 2005 and grew by 39.8 percent from last year’s second quarter due to strong organic growth and the acquisition.

The Century acquisition included loans of $107 million and deposits of $304 million at April 30, 2005.  This, together with strong growth in all markets served by the Company, resulted in loan growth of $359 million or 45.5 percent since June 30, 2004.  At June 30, 2005, the mix of loans outstanding was:  26 percent residential real estate mortgage loans, 60 percent commercial and commercial real estate, and 14 percent consumer loans.

Net interest margin of 3.91 percent represented an increase from the 3.84 percent achieved in the second quarter of 2004, and was higher than the first quarter 2005’s results of 3.90 percent. The improved net interest margin resulted from loan growth and growth in low-cost and no-cost core deposits.  Negatively impacting net interest margin for the quarter were lower yields associated with the assets acquired from Century.  The net interest margin on the earning assets acquired was 3.23 percent for the quarter.  These asset yields have steadily improved over the past six months, along with those for the Company as a whole, as the Federal Reserve has increased short-term interest rates.  Loan yields increased from 5.97 percent in the second quarter of 2004 to 6.38 percent in the current quarter.

Average savings deposits (excluding certificates of deposits) and noninterest bearing deposits have increased 54.2 percent from the prior year quarter, including 72.2 percent year-over-year growth in average noninterest bearing deposits.  This growth also includes average deposits from Century and the impacts from the proceeds of insurance and other claims as a result of the hurricane damage in the Company’s markets which occurred in September 2004.  As anticipated, deposit growth slowed in the markets impacted by the hurricanes as funds accumulated by customers were used to repair damages.

Due to rate increases by the Federal Reserve totaling 200 basis points, the cost for interest bearing deposits increased to 1.60 percent in the current quarter from 1.24 percent in the second quarter 2004.  Average interest bearing deposits increased $299 million or 32.3 percent during the second quarter 2005 compared to one year ago.  The increase in average interest bearing deposits, in addition to Century, included the effect of a new money market product, which was $104 million higher in the second quarter 2005 than in the same quarter in 2004.  The average rate paid on this product for June 2005 was 2.02 percent.

Noninterest income, excluding interest rate swap profit and losses and securities gains (losses), increased 5.2 percent when compared to the first quarter 2005.  While revenues from service charges on deposit accounts, marine finance fees and fees from electronic fund transfers increased, fees from wealth management services and mortgage banking were flat and down, respectively.  Fees from the production of mortgage products are subject to intense competition, as well as the Company’s appetite to portfolio longer term residential mortgages.  In addition, a growing portion of production has been for residential construction loans which are not available to be sold currently.  During the second quarter 2005, $60 million in residential applications were processed compared to $60 million in the first quarter 2005 and $67 million in the second quarter 2004.

Strong core deposit growth has enhanced fees by increasing the customer base and usage of check cards.  During the second quarter 2005, a total of $550,000 in EFT income was earned, compared to $468,000 for the same period in 2004.  Service charges on deposit accounts increased $152,000 or 13.9 percent for the second quarter compared to a year ago, also reflecting the addition of Century which accounted for $28,000 of the increase.

Net loan charge offs were $15,000 for the second quarter of 2005, compared to net recoveries of $18,000 for 2004.  Loan delinquencies, nonaccruals and the percentage of loans past due 90 days to average loans declined to 0.02 percent at June 30, 2005, compared to 0.32 percent for the second quarter 2004.  Nonperforming assets totaled $200,000, a decline from $2,557,000 for the same quarter a year ago.  The Company has maintained strong and consistent credit quality and low net charge offs.  During the quarter, the Company provided $269,000 for loan losses and loan growth.

Noninterest expenses totaled $14.6 million, up $1.3 million from the first quarter 2005, of which $919,000 was related to Century including $206,000 for deposit base intangible amortization.  The increase in noninterest expenses from the prior year’s second quarter is the result of increased wages, benefits, occupancy and data processing services, primarily due to the addition of branches and personnel, as well as higher commissions and incentives related to the Company’s improved performance.

The Company is also pleased with the results achieved in the following areas:

•

Cash operating earnings* per diluted share increased $0.08 DEPS or 32 percent for the second quarter 2005 compared to a year ago;

•

Return on average tangible equity using cash operating earnings* increased to 18.87 percent in the second quarter 2005 from 14.84 percent a year earlier;

•

Return on average assets using cash operating earnings* increased to 1.14 percent for the second quarter compared to 1.12 percent for 2004;

•

Noninterest bearing deposits improved to 28 percent of total deposits, up from 21 percent a year ago;

•

Average equity to average assets was 6.87 percent compared to 7.81 percent one year earlier;

•

A total of $228 million in commercial loans which will fund over the next 12 to 18 months were originated in the first six months of 2005, compared to $147 million originated during the first six months in 2004; and

•

Seacoast Marine approved loans totaling $44 million for the three months ended June 30, 2005, compared to $52 million in the same period for 2004.

Seacoast will host a conference call on Tuesday, July 19 at 11:00 a.m. (Eastern Time) to discuss the earnings results and business trends.  Investors may call in (toll-free) by dialing (866) 297-6315 (access code: 12172388; leader: Dennis S. Hudson, III).  A replay of the call will be available beginning the afternoon of July 19 by dialing (877) 213-9653 (domestic), using the passcode 12172388.

Seacoast Banking Corporation of Florida has over $2.0 billion in assets.  It is one of the largest independent commercial banking organizations in Florida, headquartered on Florida’s Treasure Coast, one of the wealthiest and fastest growing areas in the nation.

(continued)

 “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:  Statements in this press release regarding Seacoast’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties.

For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Special Cautionary Notice Regarding Forward-Looking Statements” in the company’s most recent Annual Report on Form 10-K.

- continued -

FINANCIAL HIGHLIGHTS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended		Six Months Ended
(Dollars in thousands,	June 30,		June 30,
except per share data)	2005	2004	2005	2004

Summary of Earnings
Net income (GAAP)	$ 5,475	$3,090	$ 9,361	$7,127
Amortization of core deposit premium	144	--	151	--
Net interest rate swap (profits) losses	(162)	796	174	384
Cash operating earnings*	5,457	3,886	9,686	7,511

Net interest income (1)	17,867	12,784	33,144	25,251

Performance Ratios
Return on average assets (2), (3)
Using GAAP earnings	1.13%	0.89%	1.04%	1.04%
Using cash operating earnings* on average tangible assets	1.14	1.12	1.09	1.10
Return on average
shareholders' equity (2), (3)
Using GAAP earnings	16.07	11.50	15.16	13.31
Using cash operating earnings* on average tangible equity	18.87	14.84	17.35	14.40
Net interest margin (1), (2)	3.91	3.84	3.90	3.86

Per Share Data
Net income diluted (GAAP)	$ 0.33	$0.20	$ 0.58	$0.45
Amortization of core deposit premium	0.01	--	0.01	--
Net interest rate swap (profits) losses	(0.01)	0.05	0.01	0.02
Cash operating earnings* diluted	0.33	0.25	0.60	0.47
Net income basic (GAAP)	0.33	0.20	0.59	0.46
Cash dividends declared	0.14	0.13	0.28	0.26

(1)  Calculated on a fully taxable equivalent basis using amortized cost.

(2)  These ratios are stated on an annualized basis and are not necessarily indicative of future periods.

(3) The calculations of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) are not included in net income.

*

The Company believes that cash operating earnings excluding the impacts of noncash interest rate swap fair value changes and amortization of core deposit intangible is a better measurement of the Company’s trend in earnings growth.  Net cash payments and receipts from the interest rate swap have not been material for the periods presented.

FINANCIAL HIGHLIGHTS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

		June 30,		Increase/
		2005	2004	(Decrease)
Credit Analysis
Net charge-offs year-to-date		$202	$17	n/m %
Net charge-offs to average loans		0.04%	--%	n/m %
Loan loss provision year-to-date		707	300	135.7
Allowance to loans at end of period		0.73%	0.82	(11.0)
Nonperforming assets		$200	$2,557	(92.2)
Nonperforming assets to loans and other
real estate owned at end of period		0.02%	0.32%	(93.8)

Selected Financial Data
Total assets		$2,052,175	$1,428,315	43.7
Securities – Trading (at fair value)		--	1,080	(100.0)
Securities – Available for sale (at fair value)		468,648	477,754	(1.9)
Securities – Held for investment (at amortized cost)		170,573	76,656	122.5
Net loans		1,140,045	782,901	45.6
Deposits		1,743,895	1,188,549	46.7
Shareholders' equity		146,877	104,329	40.8
Book value per share		8.63	6.75	27.9
Tangible book value per share		6.53	6.57	(0.6)
Average shareholders' equity
to average assets		6.87%	7.81%	(12.0)

Average Balances (Year-to-Date)
Total assets		$1,811,927	$1,378,807	31.4
Intangible assets		11,950	2,813	324.8
Total average tangible assets		$1,799,977	$1,375,994	30.8

Total equity		$124,525	$107,713	15.6
Intangible assets		11,950	2,813	324.8
Total average tangible equity		$112,575	$104,900	7.3

n/m = not meaningful

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands, except per share data)	2005	2004	2005	2004

Interest on securities:
Taxable	$5,707	$4,742	$10,677	$9,256
Nontaxable	18	28	36	56
Interest and fees on loans	17,348	11,289	31,834	22,527
Interest on federal funds sold and interest bearing deposits	774	27	1,194	63
Total Interest Income	23,847	16,086	43,741	31,902

Interest on deposits	2,090	907	3,532	1,675
Interest on time certificates	2,797	1,957	5,210	4,100
Interest on borrowed money	1,121	470	1,916	942
Total Interest Expense	6,008	3,334	10,658	6,717

Net Interest Income	17,839	12,752	33,083	25,185
Provision for loan losses	269	150	707	300
Net Interest Income After Provision for Loan Losses	17,570	12,602	32,376	24,885

Noninterest income:
Service charges on deposit accounts	1,246	1,094	2,339	2,201
Trust income	684	517	1,267	1,055
Mortgage banking fees	425	472	995	954
Brokerage commissions and fees	634	671	1,368	1,386
Marine finance fees	836	994	1,534	1,757
Debit card income	441	351	857	649
Other deposit based EFT fees	109	117	230	245
Merchant income	605	540	1,175	1,005
Interest rate swap profits (losses)	249	(1,224)	(267)	(590)
Other income	359	314	651	623
	5,588	3,846	10,149	9,285
Securities gains (losses)	41	(46)	44	10
Total Noninterest Income	5,629	3,800	10,193	9,295

Noninterest expenses:
Salaries and wages	5,640	4,609	10,930	9,108
Employee benefits	1,499	1,216	2,931	2,663
Outsourced data processing	1,680	1,484	3,239	2,885
Occupancy expense	1,244	1,046	2,392	2,122
Furniture and equipment expense	520	497	1,035	980
Marketing expense	853	603	1,729	1,253
Legal and professional fees	639	372	1,180	662
FDIC assessments	60	43	104	84
Amortization of intangibles	222	--	233	--
Other expense	2,285	1,750	4,181	3,390
Total Noninterest Expenses	14,642	11,620	27,954	23,147

Income Before Income Taxes	8,557	4,782	14,615	11,033
Provision for income taxes	3,082	1,692	5,254	3,906

Net Income	$5,475	$3,090	$9,361	$7,127

Per share common stock:
Net income diluted	$0.33	$0.20	$0.58	$0.45
Net income basic	0.33	0.20	0.59	0.46
Cash dividends declared	0.14	0.13	0.28	0.26

Average diluted shares outstanding	16,706,162	15,737,475	16,202,134	15,789,999
Average basic shares outstanding	16,345,301	15,331,382	15,830,012	15,381,266

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	June 30,	December 31,	June 30,
(Dollars in thousands)	2005	2004	2004

Assets
Cash and due from banks	$75,949	$44,920	$48,633

Federal funds sold and interest bearing deposits	116,600	44,758	257

Securities:
Trading (at fair value)	--	--	1,080
Available for sale (at fair value)	468,648	395,207	477,754
Held for sale (at amortized cost)	170,573	198,551	76,656
Total Securities	639,221	593,758	555,490

Loans available for sale	5,887	2,346	3,901

Loans	1,148,373	899,547	789,344
Less: Allowance for loan losses	(8,328)	(6,598)	(6,443)
Net Loans	1,140,045	892,949	782,901

Bank premises and equipment	21,166	18,965	18,119
Other real estate owned	--	--	1,913
Intangible assets	35,788	2,774	2,805
Other assets	17,519	15,406	14,296
	$2,052,175	$1,615,876	$1,428,315

Liabilities and Shareholders’ Equity
Liabilities
Deposits
Demand deposits (noninterest bearing)	$481,206	$345,122	$251,775
Savings deposits	860,405	669,059	587,539
Other time deposits	260,757	238,188	245,899
Time certificates of $100,000 or more	141,527	120,097	103,336
Total Deposits	1,743,895	1,372,466	1,188,549

Federal funds purchased and securities sold under agreements to repurchase, maturing within 30 days	87,742	86,919	78,829
Other borrowings	64,473	39,912	39,781
Other liabilities	9,188	8,367	16,827
	1,905,298	1,507,664	1,323,986

Shareholders' Equity
Preferred stock	--	--	--
Common stock	1,860	1,710	1,710
Additional paid in capital	45,927	26,950	26,911
Retained earnings	106,100	101,501	98,442
Restricted stock awards	(3,702)	(3,333)	(2,478)
Treasury stock	(913)	(16,172)	(16,258)
	149,272	110,656	108,327
Accumulated other comprehensive loss	(2,395)	(2,444)	(3,998)
Total Shareholders’ Equity	146,877	108,212	104,329
	$2,052,175	$1,615,876	$1,428,315

Common Shares Outstanding	17,023,513	15,468,357	15,463,808

Note:  The balance sheet at December 31, 2004 has been derived from the audited financial statements at that date.

CONSOLIDATED QUARTERLY FINANCIAL DATA (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarters
	2005		2004		Last 12
(Dollars in thousands, except per share data)	Second	First	Fourth	Third	Months

Net income (GAAP)	$5,475	$3,886	$3,700	$4,095	$17,156
Amortization of core deposit premium	144	7	--	--	151
Net income rate swap (profits) losses	(162)	335	287	(215)	245
Cash operating earnings*	$5,457	$4,228	$3,987	$3,880	$17,552

Operating Ratios
Return on average assets (GAAP) (2),(3)
Using GAAP earnings	1.13%	0.94%	0.97%	1.16%	1.05%
Using cash operating earnings* on average tangible assets	1.14	1.02	1.04	1.10	1.08
Return on average shareholders' equity (GAAP) (2),(3)
Using GAAP earnings	16.07	14.04	13.38	14.98	14.68
Using cash operating earnings* on average tangible equity	18.87	15.69	14.79	14.57	16.02

Net interest margin (1),(2)	3.91	3.90	3.88	3.97	3.91
Average equity to average assets	7.03	6.69	7.22	7.71	7.14

Credit Analysis
Net charge-offs	$15	$187	$349	$196	$747
Net charge-offs to average loans	0.01%	0.08%	0.16%	0.09%	0.08%
Loan loss provision	$269	$438	$450	$250	$1,407
Allowance to loans at end of period	0.73%	0.70%	0.73%	0.76%
Nonperforming assets	$200	$1,040	$1,447	$389
Nonperforming assets to loans and other real estate owned at end of period	0.02%	0.11%	0.16%	0.05%
Nonaccrual loans and accruing loans 90 days or more past due to loans outstanding at end of period	0.02	0.11	0.16	0.06

Per Share Common Stock
Net income diluted (GAAP)	$0.33	$0.25	$0.24	$0.26	$1.08
Amortization of core deposit premium	0.01	--	--	--	0.01
Net interest rate swap (profit) losses	(0.01)	0.02	0.02	(0.01)	0.02
Cash operating earnings* diluted	$0.33	$0.27	$0.26	$0.25	$1.11

Net income basic (GAAP)	$0.33	$0.25	$0.24	$0.27	$1.09
Cash dividends declared	0.14	0.14	0.14	0.14	0.56
Book value per share	8.63	7.04	7.00	6.96

Average Balances
Total assets	$1,945,079	$1,677,295	$1,523,284	$1,410,111
Intangible assets	20,627	3,176	2,785	2,799
Total average tangible assets	$1,924,452	$1,674,119	$1,520,499	$1,407,312

Total equity	$136,659	$112,257	$110,014	$108,749
Intangible assets	20,627	3,176	2,785	2,799
Total average tangible equity	$116,032	$109,081	$107,229	$105,950

 (1) Calculated on a fully taxable equivalent basis using amortized cost.

(2) These ratios are stated on an annualized basis and are not necessarily indicative of future periods.

(3) The calculations of ROA and ROE do not include the mark-to-market unrealized gains (losses), because the unrealized gains (losses) are not included in net income.

*

The Company believes that cash operating earnings excluding the impacts of noncash interest rate swap fair value changes and amortization of core deposit intangible is a better measurement of the Company’s trend in earnings growth.  Net cash payments and receipts from the interest rate swap have not been material for the periods presented.

CONSOLIDATED QUARTERLY FINANCIAL DATA (Unaudited) (continued)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Dollars in thousands)

SECURITIES	June 30, 2005	December 31, 2004	June 30, 2004

Mortgage-backed	$--	$--	$1,080
Securities Trading	--	--	1,080

U.S. Treasury and U. S. Government Agencies	78,682	20,656	20,527
Mortgage-backed	382,196	366,806	451,601
Other securities	7,770	7,745	5,626
Securities Available for Sale	468,648	395,207	477,754

U.S. Treasury and U. S. Government Agencies	4,999	4,999	4,998
Mortgage-backed	164,152	192,128	69,427
Obligations of states and political subdivisions	1,422	1,424	2,231
Securities Held for Investment	170,573	198,551	76,656
Total Securities	$639,221	$593,758	$555,490

LOANS	June 30, 2005	December 31, 2004	June 30, 2004

Construction and land development	$351,457	$252,329	$147,780
Real estate mortgage	620,883	498,692	516,025
Installment loans to individuals	89,791	81,831	78,529
Commercial and financial	85,746	66,240	46,751
Other loans	496	455	259
Total Loans	$1,148,373	$899,547	$789,344

AVERAGE BALANCES, YIELDS AND RATES (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2005				2004
	Second Quarter	First Quarter			Second Quarter
	Average	Yield/	Average	Yield/	Average	Yield/
(Dollars in thousands)	Balance	Rate	Balance	Rate	Balance	Rate

Assets
Earning assets:
Securities:
Taxable	$633,258	3.60%	$575,626	3.45%	$562,030	3.37%
Nontaxable	1,423	7.59	1,423	7.87	2,181	7.89
Total Securities	634,681	3.61	577,049	3.46	564,211	3.39

Federal funds sold and other
short-term investments	106,756	2.91	69,637	2.45	11,219	0.97

Loans, net	1,091,628	6.38	943,326	6.24	762,092	5.97

Total Earning Assets	1,833,065	5.22	1,590,012	5.08	1,337,522	4.85

Allowance for loan losses	(7,778)		(6,733)		(6,339)
Cash and due from banks	63,988		58,608		38,348
Premises and equipment	21,008		20,283		17,365
Other assets	34,796		15,125		14,360

	$1,945,079		1,677,295		$1,401,256

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
NOW (including Super NOW)	$105,678	0.57%	$98,230	0.46%	$78,409	0.46%
Savings deposits	171,715	0.50	178,482	0.50	162,803	0.51
Money market accounts	553,134	1.25	436,504	1.03	326,922	0.75
Time deposits	393,308	2.85	369,402	2.65	357,155	2.20
Federal funds purchased and securities sold under agreements to repurchase	81,178	2.36	84,777	1.97	69,184	0.84
Other borrowings	60,505	4.27	40,094	3.87	39,926	3.27

Total Interest-Bearing Liabilities	1,365,518	1.76	1,207,489	1.56	1,034,399	1.30

Demand deposits (noninterest-bearing)	434,777		351,703		252,435
Other liabilities	8,125		5,846		6,346
Total Liabilities	1,808,420		1,565,038		1,293,180

Shareholders' equity	136,659		112,257		108,076

	$1,945,079		1,677,295		1,401,256

Interest expense as a % of earning assets		1.31%		1.19%		1.00%
Net interest income as a % of earning assets		3.91		3.90		3.84

(1)

 On a fully taxable equivalent basis.  All yields and rates have been computed on an annualized basis using amortized cost.  Fees on loans have been included in interest on loans.  Nonaccrual loans are included in loan balances.